Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 31, 2011, among The Yankee Candle Company, Inc., a Massachusetts corporation (the “Company”), Yankee Candle Restaurant Corp., a Delaware corporation (“Restaurant Corp.”), Creative Fragrance Concepts, LLC, a Delaware limited liability company (f/k/a Creative Fragrance Concepts, Inc. and Quality Gift Distributors, Inc., “Creative Fragrance”), Yankee Candle Admin LLC, a Virginia limited liability company (“Yankee Admin” and collectively with Restaurant Corp. and Yankee Admin, the “Existing Subsidiary Guarantors”), Yankee Holding Corp., a Delaware corporation (the “Parent Guarantor”), Yankee Candle Brand Management, Inc., a Delaware corporation (the “New Guarantor” and collectively with the Existing Subsidiary Guarantors, the “Subsidiary Guarantors”), and HSBC Bank, USA National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Parent Guarantor, the Existing Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of February 6, 2007, as supplemented by that Supplemental Indenture dated February 6, 2007 and that Second Supplemental Indenture dated August 21, 2007 (the “Indenture”), providing for the issuance of the Company’s 9 3/4% Senior Subordinated Notes due 2017 (the “Notes”);

WHEREAS, on August 5, 2010, the Company formed the New Guarantor, a wholly-owned subsidiary of the Company;

WHEREAS, the New Guarantor became a “Subsidiary Guarantor” under that certain Credit Agreement, dated as of February 6, 2007 (as supplemented, amended or otherwise modified from time to time), by and among the Parent Guarantor, the Company and the “Lenders” and the “Administrative Agent” party thereto;

WHEREAS, Sections 4.17 and 9.1 of the Indenture provide that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein without the consent of the Holders; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The New Guarantor hereby agrees, jointly and severally with the Parent Guarantor and the Existing Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Notes and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes applying to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.             NOTICES.  All notices or other communications to the New Guarantor shall be given as provided in Section 12.2 of the Indenture.

4.             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

6.             TRUSTEE MAKES NO REPRESENTATION.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

2

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

YANKEE CANDLE BRAND MANAGEMENT, INC.,
as the New Guarantor

By:	/s/ James A. Perley, Jr.
Name:	James A. Perley, Jr.
Title:	President

THE YANKEE CANDLE COMPANY, INC.,
as the Company

By:	/s/ Harlan Kent
Name:	Harlan Kent
Title:	Chief Executive Officer

YANKEE CANDLE RESTAURANT CORP.,
as an Existing Subsidiary Guarantor

By:	/s/ Harlan Kent
Name:	Harlan Kent
Title:	President

CREATIVE FRAGRANCE CONCEPTS, LLC,
as an Existing Subsidiary Guarantor

By:	/s/ James A. Perley, Jr.
Name:	James A. Perley, Jr.
Title:	President

YANKEE CANDLE ADMIN LLC,
as an Existing Subsidiary Guarantor

By:	/s/ Lisa K. McCarthy
Name:	Lisa K. McCarthy
Title:	President

Signature Page to Third Supplemental Indenture - Senior Subordinated Indenture

YANKEE HOLDING CORP., as the Parent Guarantor

By:	/s/ Harlan Kent
Name:	Harlan Kent
Title:	Chief Executive Officer

Signature Page to Third Supplemental Indenture - Senior Subordinated Indenture

HSBC BANK USA, NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Ignazio Tamburello
Name:	Ignazio Tamburello
Title:	Vice President

Signature Page to Third Supplemental Indenture - Senior Subordinated Indenture